Exhibit 99.1

Tidewater Preannounces Preliminary Results for

Quarter Ended September 30, 2010

NEW ORLEANS, October 25, 2010 – Tidewater Inc. (NYSE: TDW) announced today that fiscal second quarter financial results for the three months ended September 30, 2010, are estimated to be between $0.35 - $0.40 on a fully diluted per share basis. Although Tidewater does not provide its own earnings forecast or endorse forecasts prepared by others, it does note that the Thomson First Call consensus estimate for the September 2010 quarter is currently $0.58 per share. The Company reported fully diluted earnings of $0.77 per share for the quarter ended June 30, 2010.

The September 2010 quarterly results are expected to include two items of particular note:

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A $4.35 million ($4.35 million after-tax, or $0.09 per common share) charge included in general and administrative expenses related to an agreement in principle with the United States Department of Justice to resolve the previously disclosed Foreign Corrupt Practices Act investigation.

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An effective tax rate of approximately 34.5%. Relative to the Company’s previously disclosed effective tax rate estimate of 18.5%, the September quarter’s estimated effective tax rate primarily reflects the company’s current estimate for its operating tax rate for fiscal 2011 of approximately 22.5%, the cumulative effect on income tax expense for the six-months ended September 30, 2010 of the Company’s current estimate of its effective tax rate, and the Department of Justice charge, which has no related tax benefit.

The Company’s current estimate for its operating tax rate of 22.5% largely reflects the current expected mix of pre-tax earnings between the Company’s U.S. and international businesses and an expectation for lower estimated operating margin in certain jurisdictions that tax on the basis of deemed profits. The Company has historically realized lower tax rates in these deemed profits jurisdictions than it now expects to realize in fiscal 2011.

Relative to the Company’s previously disclosed effective tax rate estimate of 18.5%, the impact of the higher effective tax rate on the September 2010 quarterly results is approximately $0.09 per common share.

September 2010 quarterly results are also expected to reflect vessel revenues of approximately $267 million, or slightly higher than the vessel revenues that were reported in the June quarter. Consistent with general estimates provided on the Company’s August 5, 2010 earnings conference call, vessel operating costs for the September 2010 quarter are expected to approximate $170 million, reflecting sequentially higher repair and maintenance costs (in part, due to the drydockings in the September quarter of two of the Company’s largest anchor handling towing supply vessels) and a $6 million charge related to the Company’s participation in a UK-based multi-employer pension plan.

The Company recently announced that its fiscal 2011 second quarter (ended September 30, 2010) earnings release and conference call is scheduled for Wednesday, November 3, 2010. The press release will be issued before the market opens, and the conference call will begin at 10:00 a.m. Central time.

Investors and interested parties may listen to the teleconference via telephone by calling 1-888-388-7493 if calling from the U.S. or Canada (1-706-679-8348 if calling from outside the U.S.) and ask for the “Tidewater” call just prior to the scheduled start. A replay of the conference call will be available beginning at 12:00 p.m. Central time on November 3, 2010, and will continue until 11:59 p.m. Central time on November 5, 2010. To hear the replay, call 1-800-642-1687 (1-706-645-9291 if calling from outside the U.S.). The conference call ID number is 16647351.

A simultaneous webcast of the conference call will be accessible online at the Tidewater Inc. website, (http://www.tdw.com). The online replay will be available until December 3, 2010.

Tidewater Inc. owns 396 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

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